UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2013

AMERICAN SCIENCE AND ENGINEERING, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-6549	04-2240991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

829 Middlesex Turnpike, Billerica, Massachusetts	01821
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (978) 262-8700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.             Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of American Science and Engineering, Inc. (the “Company”) was held on September 4, 2013 (the “2013 Annual Meeting”). At the 2013 Annual Meeting, the stockholders of the Company voted on the following proposals:

1. To elect the persons named in the Company’s proxy statement to serve as directors of the Company until the next annual meeting of stockholders and until their successors are elected and qualified. Each nominee for director was elected by a vote of the stockholders as follows:

Name	For	Withheld	Broker Non-Votes
Denis R. Brown	5,924,600	191,095	1,176,611
Charles P. Dougherty	6,086,640	29,055	1,176,611
John A. Gordon	5,932,893	182,802	1,176,611
Hamilton W. Helmer	5,857,292	258,403	1,176,611
Don R. Kania	5,932,802	182,893	1,176,611
Mark S. Thompson	5,932,888	182,807	1,176,611
Jennifer L. Vogel	6,092,417	23,278	1,176,611
Carl W. Vogt	5,915,866	199,829	1,176,611

2. To approve an advisory resolution on compensation for the Company’s named executive officers as disclosed in the proxy statement. The proposal was approved by a vote of stockholders as follows:

For:	5,992,144
Against:	69,184
Abstain:	54,367
Broker Non-Votes:	1,176,611

3. To ratify the selection of a registered public accounting firm for the fiscal year ending March 31, 2014. The selection was ratified by a vote of stockholders as follows:

For:	7,225,913
Against:	59,750
Abstain:	6,643

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN SCIENCE AND ENGINEERING, INC.

Date: September 10, 2013	By:	/s/ Kenneth J. Galaznik

Kenneth J. Galaznik Senior Vice President, CFO and Treasurer